Exhibit 5.1

99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44(0)20.7710.1000 Fax: +44(0)20.7374.4460
www.lw.com

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Milan

Ensco plc

6 Chesterfield Gardens

3rd Floor

London, W1J 5BQ

United Kingdom

Re:                             Ensco plc (the “Company”) — Registration Statement on Form S-8 — Exhibit 5.1

Ladies and Gentlemen:

We have acted as English legal advisers to the Company, a public limited company incorporated in England and Wales, in connection with:

(a)                                the merger of Echo Merger Sub LLC (“Merger Sub”), a Texas limited liability company and a wholly-owned subsidiary of the Company, with and into Atwood Oceanics, Inc. (“Atwood”), a Texas corporation, with Atwood continuing as the surviving company and a wholly-owned subsidiary of the Company (the “Merger”), pursuant to an agreement and plan of merger dated 29 May 2017 by and among the Company, Merger Sub and Atwood (the “Merger Agreement”); and

(b)                                the preparation and filing of a registration statement on Form S-8 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”) on 6 October 2017.

As set out in the Registration Statement, the Merger became effective on 6 October 2017.

The Merger Agreement provides that Ensco assume the Atwood Oceanics, Inc Amended and Restated 2007 Long-Term Incentive Plan and the Atwood Oceanics, Inc 2013 Long-Term Incentive Plan (together, the “Assumed Plans”). It is proposed that a total of 3,180,454 Class A Ordinary Shares of the Company each having a nominal value of US$0.10 per share (the “Shares”) will be registered and issued from time to time in accordance with and pursuant to the terms of the Assumed Plans.

Latham & Watkins is the business name of Latham & Watkins (London) LLP, a registered limited liability partnership organised under the laws of New York and authorised and regulated by the Solicitors Regulation Authority (SRA No. 203820).  A list of the names of the partners of Latham & Watkins (London) LLP is open to inspection at its principal place of business, 99 Bishopsgate, London EC2M 3XF, and such persons are either solicitors, registered foreign lawyers, European lawyers or managers authorised by the SRA.  We are affiliated with the firm Latham & Watkins LLP, a limited liability partnership organised under the laws of Delaware.

1.                                      INTRODUCTION

1.1                               Purpose

In connection with the Registration Statement, we have been asked to provide an opinion on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2                               Defined terms and headings

In this letter:

(a)                                capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)                                headings are for ease of reference only and shall not affect interpretation.

1.3                               Legal review

For the purpose of issuing this letter, we have reviewed only the following documents and conducted only the following enquiries and searches:

(a)                                an online search at Companies House in respect of information available for inspection about the Company conducted on 6 October 2017;

(b)                                an enquiry by telephone at the Central Index of Winding Up Petitions, London on 6 October 2017 at 11:42 a.m. (London time) ((a) and (b) together, the “Searches”);

(c)                                 a PDF executed copy of the Merger Agreement;

(d)                                a PDF executed copy of the minutes of the annual general meeting of the shareholders of the Company held on 22 May 2017 (the “Annual General Meeting”);

(e)                                 a PDF executed copy of the notice of special and ordinary resolutions passed at the Annual General Meeting and filed with Companies House on 2 June 2017, which included resolutions (i) authorising the directors of the Company for the purposes of section 551 of the Companies Act 2006 (the “Companies Act”) to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company up to an aggregate nominal amount of US$10,109,804; and (ii) disapplying section 561 of the Companies Act in respect of, inter alia, the allotment of equity securities (as defined in section 560 of the Companies Act) up to a nominal amount of US$1,517,989 (together, the “AGM Allotment Resolutions”);

(f)                                  a PDF executed copy of the Quorum Certificate from the Inspector of Election in respect of the Annual General Meeting dated 22 May 2017 (the “AGM Quorum Certificate”);

(g)                                 a copy of the announcement of the results of the Annual General Meeting filed with the SEC on 22 May 2017 (the “AGM Announcement”);

(h)                                a PDF executed copy of the minutes from the general meeting of the shareholders of the Company held on 5 October 2017 (the “Merger General Meeting”);

(i)                                    a PDF executed copy of the joint proxy statement/prospectus dated 18 August 2017 forming part of a registration statement on Form S-4 filed with the SEC by the Company pursuant to the Securities Act on 18 August 2017, containing resolutions proposed at the Merger General Meeting (i) authorising the directors of the Company for the purposes of section 551 of the Companies Act to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company up to an aggregate nominal amount of US$4,525,736 (in additional to all subsisting authorities); and (ii) disapplying section 561 of the Companies Act in respect of, inter alia, the allotment of equity securities (as defined in section 560 of the Companies Act) up to a nominal amount of US$702,064 (together, the “Additional Allotment Resolutions”);

(j)                                   a PDF executed copy of the Quorum Certificate from the Inspector of Election in respect of the Merger General Meeting dated 5 October 2017 (the “GM Quorum Certificate”);

(k)                                a PDF executed copy of the Final Report and Certification of the Inspector of Election in respect of the Merger General Meeting dated 5 October 2017 (the “Inspector Report”);

(l)                                    a PDF copy of the certificate executed by Michael T. McGuinty, in his capacity as secretary of the Company, certifying that the resolutions of the board of directors of the Company attached to the certificate, including resolutions approving, inter alia, the assumption and adoption of the Assumed Plans subject to closing of the Merger, were approved on 29 August 2017 (the “Certificate”);

(m)                            PDF copies of the certificate of incorporation of the Company dated 18 September 2009, the certificate of incorporation on change of name dated 25 September 2009 pursuant to which the Company’s name was changed to Ensco International Limited, the certificate of incorporation on re-registration of the Company as a public limited company under the name of Ensco International plc dated 18 December 2009 and the certificate of incorporation on change of name dated 31 March 2010 pursuant to which the Company’s name was changed to Ensco plc;

(n)                                a PDF copy of the current articles of association of the Company adopted on 20 May 2013 (the “Articles of Association”);

(o)                                a copy of the announcement of the results of the General Meeting filed with the SEC on 6 October 2017;

(p)                                a copy of the announcement of the results of the special meeting of shareholders of Atwood filed with the SEC on 6 October 2017; and

(q)                                a copy of the Registration Statement dated 6 October 2017, and filed with the SEC on 6 October 2017, which contains the Assumed Plans.

1.4                               Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts as at today’s date. In particular:

(a)                                we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below; and

(b)                                we express no opinion in this letter on the laws of any jurisdiction other than England.

1.5                               Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.                                      OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its Schedules, and subject further to the following:

(a)                                the Registration Statement, as finally amended, having become effective under the Securities Act;

(b)                                the directors of the Company at the time of any allotment and issue of Shares being duly authorised pursuant to the articles of association of the Company in force at the time of such allotment and issue, the Companies Act and any relevant authority given by the members of the Company to allot such Shares and any rights of pre-emption under such articles of association or the Companies Act in respect of such allotment having been validly disapplied;

(c)                                 the directors of the Company having validly resolved to allot the Shares, or grant any form of rights to subscribe for, or which could entitle the recipient to receive, Shares at a duly convened and quorate meeting of the board of directors of the Company and such board resolutions being in full force and effect and not having been rescinded or amended;

(d)                                the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act) of not less than the aggregate nominal value for the Shares, assuming in each case that the individual grants or Awards (as defined in the Registration Statement) under the Assumed Plans are duly authorised by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law, the articles of association in force as at such time and the Assumed Plans (and the agreements and Awards duly adopted thereunder and in accordance therewith); and

(e)                                 valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company,

it is our opinion that the Shares, if and when issued, registered in the name of the recipient in the register of members of the Company and delivered in accordance with the terms of the Assumed Plans, and as described in the Registration Statement (or incorporated by reference therein), will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof) and will not be subject to any call for payment of further capital.

3.                                      EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the transactions contemplated by the Assumed Plans.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.                                      DISCLOSURE AND RELIANCE

This letter is addressed to you solely for your benefit in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This letter may not be relied upon by you for any other purpose, and, other than as set out above, may not be furnished to, or assigned to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully,

/s/ LATHAM & WATKINS

LATHAM & WATKINS

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)                                The genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)                                that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(c)                                 that the Articles of Association remain in full force and effect, and no alteration has been made or will be made to the Articles of Association, in each case prior to any date on which Shares are allotted or issued, or rights are granted to subscribe for, or which could entitle the recipient to receive Shares (each such date being an “Allotment Date”);

(d)                                that all documents, forms and notices which should have been delivered to the UK Companies House in respect of the Company have been so delivered, that the results of the Searches are complete and accurate, that the position has not changed since the times at which the Searches were made and that the results of the Searches will remain complete and accurate as at each Allotment Date;

(e)                                 that the contents of the Certificate are correct in all respects and the attachments to the Certificate are complete, accurate and up to date;

(f)                                  that the contents of the AGM Quorum Certificate, the GM Quorum Certificate, the AGM Announcement and the Inspector Report are correct and accurate in respect of the matters contained therein, including without limitation, in respect of a quorum having been constituted at the Annual General Meeting and Merger General Meeting (as applicable) and of the results of the proxies and of the poll held in respect of each resolution at the Annual General Meeting or Merger General Meeting (as applicable);

(g)                                 that the resolutions of the board of directors of the Company confirmed as having been approved in the Certificate provided to us in connection with the giving of this opinion were duly passed at a meeting of the board of directors that was duly constituted, convened and conducted and all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors’ interests or the power of interested directors to vote), a quorum was present throughout, the requisite majority of directors voted in favour of approving the resolutions and the resolutions passed thereat were duly adopted, have not been revoked or varied and remain in full force and effect and will remain so as at each Allotment Date;

(h)                                that the Annual General Meeting was validly constituted, convened and conducted in accordance with the Articles of Association, that all constitutional, statutory and other formalities were observed at the Annual

General Meeting in connection with the passing of the resolutions and no such resolution has been revoked or varied prior to each Allotment Date and will remain in full force and effect at each Allotment Date;

(i)                                    that the Merger General Meeting was validly constituted, convened and conducted in accordance with the Articles of Association, that all constitutional, statutory and other formalities were observed at the Merger General Meeting in connection with the passing of the resolutions and no such resolution has been revoked or varied prior to each Allotment Date and will remain in full force and effect at each Allotment Date;

(j)                                   that the proceedings and resolutions of the board of directors, or of the shareholders of Atwood, that implemented and/or amended any one or more of the Assumed Plans (as applicable), were duly constituted, convened and conducted and all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors’ interests or the power of interested directors to vote), a quorum was present throughout, the requisite majority of directors or shareholders (as applicable) voted in favour of approving the resolutions and the resolutions passed thereat were duly adopted and were not revoked or varied and remained in full force and effect at the time that the Company adopted and assumed the Assumed Plans;

(k)                                that as at each Allotment Date, the authority granted pursuant to the AGM Allotment Resolutions and the Additional Allotment Resolutions will remain unutilised to the extent necessary to permit such allotment and issue, or if at any Allotment Date, the AGM Allotment Resolutions and the Additional Allotment Resolutions have expired, the Company in general meeting duly and validly having resolved (i) as an ordinary resolution to authorise the board of directors of the Company pursuant to section 551 of the Companies Act to allot Shares, or to grant any form of rights to subscribe for or convert any security into Shares, pursuant to the Assumed Plans, and (ii) as may be required, as a special resolution to empower the directors of the Company pursuant to section 570 or section 571 (as applicable) of the Companies Act to allot such Shares, and grant any form of rights (as applicable), free of the restrictions in section 561 of the Companies Act, and such resolutions and authorities remaining in full force and effect and not having expired, been rescinded or amended;

(l)                                    that at the time of each allotment and issue of any Shares, the Company shall have received in full “cash consideration” (as such term is defined in section 583(3) of the Companies Act) equal to the subscription price payable for such Shares and shall have entered the holder or holders thereof in the register of members of the Company showing that all such Shares shall have been fully paid up as to their nominal value and any premium thereon as at each Allotment Date;

(m)                            in relation to any allotment and issue of any Shares by the Company pursuant to any one or more of the Assumed Plans, that the recipient will have become entitled to such Shares under the terms of the relevant Assumed Plan and such Shares will, where applicable, be fully vested each in accordance with the terms of the relevant Assumed Plan and such recipient has or will have complied with all other requirements of the relevant Assumed Plan in connection with the allotment and issue of such Shares;

(n)                                that all Awards, and all future Awards, have been made or will be made under the terms of the Assumed Plans, that the terms of all Awards and future Awards have not, and will not, materially deviated from the terms set out in the relevant Assumed Plan in which they are made under, and that any Shares will be allotted and issued in accordance with the terms set out in the relevant Assumed Plan and in accordance with the Articles of Association (as may be amended);

(o)                                that the Assumed Plans have been validly adopted and no alteration has been or shall be made to the Assumed Plans since the date of adoption;

(p)                                that immediately prior to each Allotment Date, the directors of the Company had or shall have sufficient authority and powers conferred upon them to allot and issue such Shares and grant any such rights (as applicable) under section 551 of the Companies Act and under section 570 or section 571 (as applicable) of the Companies Act as if section 561 of the Companies Act did not apply to such allotment and issue or grant, and the directors of the Company shall not allot or issue (or purport to allot or issue) Shares and shall not grant rights or purport to grant rights to acquire Shares in excess of such powers or in breach of any other limitation on their power to allot and issue Shares or rights to acquire Shares;

(q)                                that no Shares shall be allotted or issued, or are or shall be committed to be allotted or issued, at a discount to their nominal value (whether in pounds sterling or equivalent in any other currency);

(r)                                   that any allotment and issue of Shares will be duly made in accordance with both the Articles of Association (as may be amended) and the applicable law in force at the time of such allotment and issue, including the rules of any stock exchange on which the Company’s securities may be traded;

(s)                                  that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of the FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

(t)                                   that in issuing and allotting and granting rights to acquire Shares and administering the Assumed Plans, the Company is not carrying on a regulated activity for the purposes of section 19 of FSMA;

(u)                                that the Company has complied and will comply with all applicable anti-terrorism, anti-money laundering, sanctions and human rights laws and regulations and that each allotment and issue of Shares and grant of Awards to acquire Shares pursuant to the Assumed Plans will be consistent with all such laws and regulations;

(v)                                that the Assumed Plans have the same meaning and effect as if they were governed by English law and that insofar as any obligation under the Assumed Plans is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance is not and will not be illegal or ineffective by virtue of the law of that jurisdiction;

(w)                              that the Assumed Plans and all obligations thereunder have been entered into and the Shares will be allotted and issued in good faith and on bona fide commercial terms and on arms’ length terms and for the purpose of carrying on the business of the Company and that there are reasonable grounds for believing that the adoption and assumption of the Assumed Plans and the allotment and issue of the Shares will promote the success of the Company for the benefit of its members as a whole;

(x)                                that there has not and shall not be any bad faith, breach of duty, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company in relation to any allotment and issue of Shares; and

(y)                                that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company), and such actions and steps will not have been taken as at any Allotment Date.

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)                                the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced. We have not made enquiries of any District Registry or County Court;

(b)                                the opinions set out in this letter are subject to (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)                                 we express no opinion as to matters of fact;

(d)                                it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion, contained in the Registration Statement, or that no material facts have been omitted from it;

(e)                                 we express no opinion on the compliance of the Assumed Plans, or the compliance of any Award made under the Assumed Plans, with the rules or regulations of the New York Stock Exchange or the rules or regulations of any other securities exchange that are applicable to the Company;

(f)                                  we express no opinion in relation to the legality, enforceability or validity of the Assumed Plans or any award agreement entered into pursuant to such Assumed Plans. In particular, but without prejudice to the generality of the foregoing, we have assumed that the Shares to be allotted under the Assumed Plans or any such award agreement will be paid up in full (as to their nominal value and any premium) in cash (within the meaning of section 583(3) of the Companies Act) and we express no opinion as to whether any consideration other than “cash consideration” (as such term is defined in section 583(3) of the Companies Act) which might be paid, or purport to be paid, for the Shares would result in such Shares being validly issued, fully paid and not subject to any call for payment of further capital; and

(g)                                 if any Award under the Assumed Plans does not constitute the award of a cash bonus, so as to create a liability for a liquidated sum, any Shares purported to be allotted and issued pursuant to any such Award will not have been validly allotted and issued for cash in accordance with the requirements of the Companies Act and may not therefore be fully paid and not subject to any call for payment of further capital.